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                                                                    EXHIBIT 23.2

                             ARTHUR ANDERSEN LLP



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders and Board of Directors of Republic Waste Industries, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 14, 1995 (except with respect to the matter discussed in the first and fifth paragraphs in Note 9, as to which the date is March 28, 1995) included in Republic Waste Industries, Inc.'s Form 10-K for the year ended December 31, 1994 and to all references to our firm included in this Registration Statement.

ARTHUR ANDERSEN LLP


Atlanta, Georgia
August 7, 1995